UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2009

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1050 Austin, TX		78701
(Address of Principal Executive Offices)		(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The financials statements of the Company filed with the Company’s Annual Report on Form 10-K on March 31, 2009 contained a mathematical error in the following statement on page F-5:  PURE BIOFUELS CORP. AND SUBSIDIARIES, A Development Stage Company, CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007 AND FOR THE PERIOD FROM MAY 10, 2006 (DATE OF INCEPTION) TO DECEMBER 31, 2008.

This error was:  The Company discovered a mathematical error in the consolidated statements of cash flows.  The Company misstated the effect of exchange rate changes on cash and cash equivalents for the period from May 10, 2006 (date of inception) to December 31, 2008, which caused the ending cash balance to not agree to the ending balance at December 31, 2008.

The correct entry is:  For the period from May 10, 2006 (date of inception) to December 31, 2008, the Company will change the effect of exchange rate changes on cash and cash equivalents from a gain of $(36,124) to a gain of $(831,124) which will then directly change cash and cash equivalents from $1,374,241 to $579,241 as of December 31, 2008.

This change is reflected in the following consolidated financial statements:

Pure Biofuels Corp. and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007 and
For the Period from May 10, 2006 (date of inception) to December 31, 2008

The above is re-filed as Exhibit 99 in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99	Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: June 1, 2009	By: /s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director